UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2008

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2008, the Board of Directors of Simon Property Group, Inc. (the “Company”) amended Article I of the Company’s By-Laws to clarify that the advance notice provisions apply to all stockholder proposals and nominations. The amendments to Article I also require any stockholder who provides advance notice of a stockholder proposal or nomination to provide additional information to the Company as part of such notice, including information as to whether the stockholder has entered into any hedging or other transaction that has the effect or intent of managing its economic risk or increasing its voting power with respect to the Company’s common stock.  In addition, the amendments to Article I require the person proposed to be nominated to provide a completed questionnaire in the form completed by other nominees and an agreement by which the proposed nominee would not enter into arrangements that would impair his or her ability to act as a director.

This summary is qualified in its entirety by the full text of the By-Laws, as amended, a copy of which is being filed as Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

Exhibit 3.2	By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 30, 2008

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer